Exhibit 99.1

Hyzon Announces Pricing of $4.5 Million REGISTERED DIRECT Offering

BOLINGBROOK, Ill., July 19, 2024 – Hyzon Motors Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a U.S.-based manufacturer and global supplier of high-performance hydrogen fuel cell systems focused on providing zero-emission power to decarbonize the most demanding industries, today announced that it has entered into a securities purchase agreement with certain institutional investors for the purchase and sale of 22,500,000 shares of its Class A Common Stock (“Common Stock”) and warrants to purchase 22,500,000 shares of its Common Stock (the “Warrants”), at a combined offering price of $0.20 per share and accompanying Warrant, in a registered direct offering. The Warrants have an exercise price of $0.30 per share, are immediately exercisable and will expire five years following the date of issuance.

The closing of the offering is expected to occur on or about July 22, 2024. The Company intends to use the net proceeds from this offering primarily for funding working capital and other general corporate purposes.

Roth Capital Partners is acting as exclusive placement agent for the offering on a best efforts basis.

The gross proceeds from the offering to the Company are expected to be approximately $4.5 million, before deducting placement agent fees and other offering expenses payable by the Company.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-280006) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on June 26, 2024. The offering will be made only by means of a prospectus supplement and accompanying base prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the proposed transaction may be obtained, when available, from Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC's website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Hyzon

Hyzon is a global supplier of high-performance hydrogen fuel cell technology focused on providing zero-emission power to decarbonize demanding industries. With agile, high-power technology designed for heavy-duty applications, Hyzon is at the center of a new industrial revolution fueled by hydrogen, an abundant and clean energy source. Hyzon is focusing on deploying its fuel cell technology in heavy-duty commercial vehicles in Class 8 and refuse vehicles across North America. To learn more about how Hyzon partners across the hydrogen value chain to accelerate the clean energy transition, visit www.hyzonfuelcell.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements regarding the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, the Company’s ability to complete the offering, the use of proceeds from the offering and the Company’s other expectations, hopes, beliefs, intentions, or strategies for the future. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Global Select Market or the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.